EXHIBIT INDEX


1.       Restated Agreeement and Declaration of Trust

2.       Amendment No. 1 to Restated Agreement and Declaration of Trust

3.       Amendment No. 2 to Restated Agreement and Declaration of Trust

4.       Amendment No. 3 to Restated Agreement and Declaration of Trust

5.       Bylaws

6.       Amendment to Bylaws adopted July 17, 1984

7.       Amendments to Bylaws adopted April 5, 1989

8.       Form of Underwriter's Dealer Agreement

9.       Consent of Independent Auditors

10.      Form of Administration Agreement

11.      Financial Data Schedule for Utility Fund - Class A

12.      Financial Data Schedule for Utility Fund - Class C

13.      Financial Data Schedule for Equity Fund - Class A

14.      Financial Data Schedule for Equity Fund - Class C

15.      Financial Data Schedule for Growth/Value Fund

16.      Financial Data Schedule for Aggressive Growth Fund

17.      Power of Attorney for Fred A. Rappoport